UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2008

GOLD HORSE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Florida	0-30311	22-3719165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 31 Tongdao South Road, Hohhot, Inner Mongolia, China	010030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	86(471)339-7999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or completed Interim Review.

On April 25, 2008, our Chief Financial Officer concluded that the unaudited consolidated financial statements for the three and six months ended December 31, 2007 appearing in our Quarterly Report on Form 10-Q for the period could no longer be relied upon because of an error in the financial statements. Our Chief Financial Officer determined it was necessary to revise our consolidated financial statements for the three months ended December 31, 2007 to properly reflect the accounting for a certain construction project that the Inner Mongolia Jin Ma Construction Co., Ltd. (“Jin Ma Construction”) is currently constructing. We originally recorded this project as a third-party construction project pursuant to our normal revenue recognition policies. However, because the Inner Mongolia Jin Ma Real Estate Development Co., Ltd. (“Jin Ma Real Estate”) is a party to an agreement to lease these buildings to a third party for a period of 26 years, we have subsequently determined that the proper accounting for this construction project should have been to reflect the costs incurred to date a construction ion process ad part of our property and equipment and to eliminate any revenues, cost of sales and related gross profit. Jin Ma Construction and Jin Ma Real Estate are both companies within the Jia Ma Companies group of companies. As a result of the contractual agreements between our company and the Jin Ma Companies, pursuant to the Financial Accounting Standards Board (FASB) Interpretation No. 46R “Consolidation of Variable Interest Entities”, under generally accepted accounting principles the Jin Ma Companies are deemed to be variable interest entities and we are required to consolidate the financial statements of the Jin Ma Companies with our financial statements.

We anticipate that the effects on our consolidated balance sheet at December 31, 2007 will be a reduction in our total current assets of approximately $1,094,000, an increase in our property and equipment, net of approximately $930,000 and a reduction in our total assets of approximately $161,000, as well as decreases in taxes payable, total current liabilities and total liabilities of approximately $53,000. We anticipate that the effects on our consolidated statements of income for the three and six months ended December 31, 2007 will be a reduction in construction revenue and total revenue of approximately $1,065,000, a reduction in constructing cost of sales and total cost of sales of approximately $908,000, and a reduction in income from operations of approximately $157,000. In addition, we anticipate that our restated consolidated statement of operations will reflect a reduction of approximately $157,000 in income before income tax, a reduction of approximately $106,000 in net income and a reduction of approximately $108,000 in comprehensive income. Finally, we anticipate that the effects on our consolidated statement of cash flows for the six months ended December 31, 2007 will be an increase of approximately $908,000 in each of net cash provided by operating activities and net cash used in investing activities. We are presently finalizing the restated consolidated financial statements and an amended Form10-Q for the period ended December 31, 2007 will be filed as soon as practicable.

Our Chief Financial Officer has discussed the accounting error with all of the members of the Board of Directors and received the consent to the restatement of a majority of the members, in lieu of holding a formal meeting of the Board, in order to facilitate the timely filing of this report. Our Chief Financial Officer has also discussed the matters disclosed in this filing with Kabani & Company, Inc., our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD HORSE INTERNATIONAL, INC.

Date: April 29, 2008	By:	/s/ Adam C. Wasserman
Adam C. Wasserman,
Chief Financial Officer